FOrm of Board Composition AGREEMENT

THIS BOARD COMPOSITION AGREEMENT (this “Agreement”) is made and entered into as of this [●] day of [●], 2013, by and among PharmAthene, Inc., a Delaware corporation (the “Company”), and each holder of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), listed on Schedule A hereto (the “Stockholders”).

RECITALS

A.           The Company, Taurus Merger Sub, Inc. (“Merger Sub”), Theraclone Sciences, Inc. (“Theraclone”) and Steven Gillis, Ph.D., solely in its capacity as the representative of the Theraclone Stockholders are parties to that certain Agreement and Plan of Merger, dated as of July 31, 2013 (the “Merger Agreement”), pursuant to which Merger Sub is to be merged with and into Theraclone, with Theraclone being the surviving entity of such merger and thereby becoming a direct, wholly owned subsidiary of the Company (the “Merger”); and

B.           In connection with the Merger Agreement and as a condition to the consummation of the transactions contemplated thereby, including the Merger, the Stockholders and the Company desire to enter into this Agreement to, among other things, obligate the Stockholders to vote their respective shares of Common Stock for the election of the members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.           Voting Provisions Regarding Board of Directors.

1.1           Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at nine (9) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, by whatever name called, whether now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2           Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all relevant times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders of the Company at which an election of directors is held or pursuant to any written consent of the stockholders of the Company, as follows:

(a)          effective as of the Effective Time, to cause the board of directors of the Company to consist of nine (9) members, five (5) of whom shall be current directors of the Company (each such person, a “PharmAthene Board Designee”), three (3) of whom shall be the persons identified in Section 6.13 of the Theraclone Disclosure Schedule (each such person, a “Theraclone Board Designee”) and the remaining seat shall be vacant;

(b)          to cause the initial vacancy on the Company’s board of directors to be filled at Closing or as soon as possible thereafter by a nominee (the “Fourth Theraclone Director”) approved by a majority of the then-serving Theraclone Board Designees acting in their individual capacities and not in their capacities as directors;

(c)          to cause one of the PharmAthene Board Designees (the “Resigning PharmAthene Board Designee”) to resign upon the earlier of (i) such time as there has been a full settlement or a final, non-appealable resolution of that certain litigation matter between the Company and SIGA Technologies, Inc. (the “Siga Determination Date”) and (ii) the second anniversary of the Closing, but in no event prior to the first anniversary of the Closing (the “Resigning PharmAthene Board Designee Resignation Date”);

(d)          to cause all vacancies on the Company’s board of directors created by the cessation of service of any Theraclone Board Designee to be filled by a nominee approved by the remaining Theraclone Board Designees;

(e)          to cause all vacancies on the Company’s board of directors created by the cessation of service of any PharmAthene Board Designee to be filled by a nominee approved by the remaining PharmAthene Board Designees;

(f)          to cause fifty percent (50%) of the members of all committees of the PharmAthene Board of Directors to be filled by Theraclone Board Designees and where a committee of the PharmAthene Board of Directors is comprised of an odd number of directors, the last director shall be mutually agreed to by the PharmAthene Board Designees and Theraclone Board Designees that are members of such committee;

(g)          to obtain the resignations, or to cause the removal without cause, of the directors identified on Section 6.13 of the PharmAthene Disclosure Schedule as of the Closing Date;

(h)          to obtain the resignation of the Resigning PharmAthene Board Designee on or before the Resigning PharmAthene Board Designee Resignation Date.

The PharmAthene Board Designees, collectively with the Theraclone Board Designees, may each be referred to as a “Designee,” and, collectively, as the “Designees.”

The Resigning PharmAthene Board Designee shall be such person as may be determined by a majority of the PharmAthene Board Designees acting in their individual capacities and not in their capacities as directors.

1.3          Removal and Replacement of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)          no PharmAthene Designee elected as a director pursuant to this Agreement may be removed as a director unless such removal is directed or approved by the remaining PharmAthene Designees;

(b)          no Theraclone Designee elected as a director pursuant to this Agreement may be removed as a director unless such removal is directed or approved by the remaining Theraclone Designees; and

(c)          any vacancies on the Board created by the resignation, removal or death of (i) a PharmAthene Designee shall be filled by the person designated by the remaining PharmAthene Designees, and (ii) a Theraclone Designee shall be filled by the person designated by the remaining Theraclone Designees (and the corresponding definition of “PharmAthene Designee” or “Theraclone Designee” shall be deemed to include such designated replacement director(s), as applicable).

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any Stockholder to call a special meeting of stockholders of the Company for the purpose of electing directors.

1.4           Proxy Solicitation. If at any time the stockholders of the Company are entitled to vote on the composition of the Board, whether at an annual or special meeting of the stockholders of the Company or pursuant to a written consent, the proposed list of directors then to be voted on or consented to does not include all the PharmAthene Designees and the Theraclone Designees, then the Stockholders agree to take all reasonable action to cause a proposal for the election of a Board comprising the PharmAthene Designees and the Theraclone Designees to be submitted to a vote of the holders of the Company’s issued and outstanding voting stock, including preparing and filing with the U.S. Securities and Exchange Commission a proxy statement and distributing the same to the stockholders of the Company and engaging a proxy solicitor to advise on and assist with the solicitation of proxies.

1.5           No Liability for Designation or Election of Directors.

(a)          The parties acknowledge and agree that any direction or approval given hereunder by any PharmAthene Designee or Theraclone Designee, including the designation of a person for election as a director of the Company, shall be given solely in such person’s individual capacity, and not in such person’s capacity as a director, and, notwithstanding any conflict of interest, no PharmAthene Designee or Theraclone Designee, nor any of their respective Affiliates (as defined below), shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement. Nothing contained herein shall be deemed to require any person to vote in any particular manner in his or her capacity as a member of the Board.

(b)          For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

2.            Remedies.

2.1           Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2           Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company, with full power of substitution, with respect to the matters set forth herein, including without limitation, election of the Designees as members of the Board in accordance with Section 1 hereto, and hereby authorizes such person to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner that is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of the Designees. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 3 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 3 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2.3           Specific Enforcement. Each party acknowledges and agrees that each other party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4           Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.            Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (i) the fifth (5th) anniversary of the date hereof and (ii) the Siga Determination Date, but not sooner than one year from the Closing.

4.            Sale of Securities. Nothing contained herein shall be deemed to affect the right of any party hereto to sell, transfer, dispose of, or otherwise deal in the Shares, provided that (a) in the case of any transfer to an Affiliate, the transferor shall take such steps as may be appropriate to cause such transferee to be bound by the terms hereof, and (b) any transfer to a non-Affiliate shall be free of this Agreement.

5.            Miscellaneous.

5.1           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2           Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of Delaware.

5.3           Definitions. Capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Merger Agreement.

5.4           Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. A facsimile or electronic copy of a party’s signature printed by a receiving facsimile machine or printer (including signatures in Adobe PDF or similar format) shall be deemed an original signature for purposes hereof.

5.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt of: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Stockholders at their respective addresses as set forth on Schedule A hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 5.6. All communications shall be sent to the Company at: [-------], Attention: General Counsel, with copies to Dentons US LLP, 1221 Avenue of the Americas, New York, NY 10020-1089, Attention: Jeffrey A. Baumel, Esq. and Stephan J. Mallenbaum, Esq.

5.7           Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and the Stockholders holding at least a majority of the Common Stock then held by Stockholders.

5.8           Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.9           Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.10         Entire Agreement. This Agreement (including the Schedule hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among the parties is expressly canceled.

5.11         Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

5.12         Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Court of Chancery in the State of Delaware or if (but only if) that court does not have subject matter jurisdiction to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Court of Chancery in the State of Delaware or if (but only if) that court does not have subject matter jurisdiction to the jurisdiction of the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Board Composition Agreement as of the date first written above.

PHARMATHENE, INC.

By:
Name: Eric I. Richman
Title: Chief Executive Officer

STOCKHOLDERS:

John M. Gill

Brian A. Markison

Joel McCleary

Eric I. Richman

Jeffrey W. Runge, M.D.

Mitchel Sayare, Ph.D.

Derace L. Schaffer, M.D.

Steven St. Peter, M.D.

Signature Page to Board Composition Agreement

Linda L. Chang

Francesca Cook

Wayne Morges, Ph.D.

Jordan Karp, J.D.

Signature Page to Board Composition Agreement

CLIFFORD J. STOCKS

Name: Clifford J. Stocks

STEVEN GILLIS, PH.D.

Name: Steven Gillis, Ph.D.

ARCH V ENTREPRENEURS FUND, L.P.

By:
Name:
Title:

ARCH VENTURE FUND V, L.P.

By:
Name:
Title:

HUTTON LIVING TRUST DATED 12/10/96

By:
Name:
Title:

CANAAN VII L.P.

By:
Name:
Title:

Signature Page to Board Composition Agreement

HEALTHCARE VENTURES, LLC

By:
Name:
Title:

DR. WENDYE ROBBINS

Name: Dr. Wendye Robbins

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:
Name:
Title:

MPM BIOVENTURES III, L.P.

By:
Name:
Title:

MPM BIOVENTURES GMBH & CO. BETEILIGUNGS KG

By:
Name:
Title:

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:
Name:
Title:

2

MPM BIOVENTURES III-QP, L.P.

By:
Name:
Title:

3

SCHEDULE A

STOCKHOLDERS

Name and Address	Number of Shares Held